Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Form S-1 Registration Statement (No. 333-258698) on Form S-3 and related Prospectus of OppFi Inc. of our report dated March 28, 2023, relating to the consolidated financial statements of OppFi Inc., appearing in the Annual Report on Form 10-K of OppFi Inc. for the year ended December 31, 2022.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Raleigh, North Carolina
December 7, 2023